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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JUNE 12, 1998
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                           ARBOR SOFTWARE CORPORATION
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              (EXACT NAME OF REGISTRATION AS SPECIFIED IN CHARTER)


   DELAWARE                        000-26934                     77-0277772
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(STATE OR OTHER                   (COMMISSION                  (IRS EMPLOYER
JURISDICTION OF                   FILE NUMBER)               IDENTIFICATION NO.)
INCORPORATION)


1344 CROSSMAN AVENUE, SUNNYVALE, CALIFORNIA                                94089
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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                              (ZIP CODE)


REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE  (408) 744-9500
                                                    ----------------------------


                                 NOT APPLICABLE
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          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)



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ITEM 5.    OTHER EVENTS

ADOPTION OF STOCKHOLDER RIGHTS PLAN

        On June 15, 1998, the Board of Directors of Arbor Software Corporation (the "Company") declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of Arbor Common Stock outstanding on the effective date of the offering (the "Record Date") to the stockholders of record on that date. Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.001 per share (the "Preferred Shares"), of the Company, at a price of $250 per one one-thousandth of a Preferred Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and Bank Boston, N.A., as Rights Agent (the "Rights Agent").

        Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 15% or in the case of
(x) a Grandfathered Stockholder other than a Second Tier Grandfathered Stockholder (as defined in the Rights Agreement), 25%, or (y) a Second Tier Grandfathered Stockholder, the greater of 15% or such percentage as is beneficially owned by each Amerindo Holder (as defined in the Rights Agreement) plus 1%, or more of the outstanding Common Shares (as defined in the Rights Agreement) or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or in the case of (x) a Grandfathered Stockholder other than a Second Tier Grandfathered Stockholder, 25%, or (y) a Second Tier Grandfathered Stockholder, such percentage as is beneficially owned by each Amerindo Holder plus 1%, or more of the outstanding Common Stock (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of the Record Date, by such Common Share certificate with a stock summary of the Rights attached thereto.

        The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after the Record Date or upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Stock outstanding as of the Record Date, even without such notation or a copy of a summary of the Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.



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        The Rights are not exercisable until the Distribution Date. The Rights will expire on the tenth anniversary of the effective date (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed by the Company, in each case, as described below.

        The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

        The number of outstanding Rights and the number of one one-thousandths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Stock or a stock dividend on the Common Stock payable in Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

        Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a quarterly dividend payment of 1000 times the dividend declared per share of Common Stock. In the event of liquidation, the holders of the Preferred Shares will be entitled to an aggregate payment of 1000 times the aggregate payment made per share of Common Stock. Each Preferred Share will have 1000 votes, voting together with the Common Stock. In the event of any merger, consolidation, or other transaction in which Common Stock is exchanged, each Preferred Share will be entitled to receive 1000 times the amount received per share of Common Stock. These rights are protected by customary antidilution provisions.

        Because of the nature of the Preferred Shares' dividend, liquidation and voting rights, the value of the one one-thousandth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

        From and after the occurrence of an event described in Section 11(a)(ii) of the Rights Agreement, if the Rights evidenced by the Right Certificate are or were at any time on or after the earlier of (x) the date of such event and (y) the Distribution Date acquired or beneficially owned by an Acquiring Person or an Associate or Affiliate of an Acquiring Person (as such terms are defined in the Rights Agreement), such Rights shall become void, and any holder of such Rights shall thereafter have no right to exercise such Rights.

        In the event that, at any time after there is an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of



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a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right.

        In the event that any person or group becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person and its Affiliates and Associates (which will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Stock having a market value of two times the exercise price of the Right. If the Company does not have a sufficient number of shares of Common Stock to satisfy such obligation to issue Common Stock, or if the Board of Directors so elects, the Company shall deliver upon payment of the exercise price of a Right an amount of cash or securities equivalent in value to the Common Stock issuable upon exercise of a Right; provided that, if Arbor fails to meet such obligation within 30 days following the later of (x) the first occurrence of an event triggering the right to purchase Common Stock and
(y) the date on which Arbor's right to redeem the Rights expires, the Company must deliver, upon exercise of a Right but without requiring payment of the exercise price then in effect, Common Stock (to the extent available) and cash equal in value to the difference between the value of the Common Stock otherwise issuable upon the exercise of a Right and the exercise price then in effect. The Board may extend the 30-day period described above for up to an additional 60 days to permit the taking of action that may be necessary to authorize sufficient additional shares of Common Stock to permit the issuance of Common Stock upon the exercise in full of the Rights.

        At any time after there is an Acquiring Person and prior to the acquisition by any person or group of a majority of the outstanding shares of Common Stock, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of Common Stock per Right (subject to adjustment).

        With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions that are integral multiples of one one-thousandth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

        At any time prior to the time any person or group becomes an Acquiring Person, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis, and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

        The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, except that from and after such time as any person or group becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights (other than the Acquiring Person and its Affiliates and Associates).


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        Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

        The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company without conditioning the offer on the Rights being redeemed. however, the Rights should not interfere with any tender offer or merger approved by the Company because the Rights may be redeemed by the board of Directors at any time prior to such time as there is an Acquiring Person.

        This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is hereby incorporated herein by reference.


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ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

        (a)     Not Applicable

        (b)     Not Applicable

        (c)     Exhibits

        Exhibit
        Number

        4.1 Rights Agreement, dated as of June 15, 1998 between the Company and BankBoston, N.A., which includes the Certificate of Designation of Series A Junior Participating Preferred Stock, Form of Right Certificate and Summary of Rights to Purchase Preferred Shares attached thereto as Exhibits A, B and C, respectively.
        99.1    June 15, 1998 Press Release: "Arbor Software Corporation
                Takes Steps to Comply with Hyperion Merger Agreement."



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                                   SIGNATURES



        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Arbor Software Corporation
                                        (Registrant)



Date:  June 12, 1998                    By: /s/ STEPHEN V. IMBLER
                                            ------------------------------------
                                            Stephen V. Imbler
                                            Senior Vice President and Chief
                                            Financial Officer (Duly Authorized
                                            Officer and Principal Financial
                                            Officer)



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                           ARBOR SOFTWARE CORPORATION

                                  EXHIBIT INDEX

Exhibit
Number

4.1 Rights Agreement, dated as of June 15, 1998 between the Company and BankBoston, N.A., which includes the Certificate of Designation of Series A Junior Participating Preferred Stock, Form of Right Certificate and Summary of Rights to Purchase Preferred Shares attached thereto as Exhibits A, B and C, respectively.
99.1 June 15, 1998 Press Release: "Arbor Software Corporation Takes Steps to Comply with Hyperion Merger Agreement."



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